EXHIBIT 5.1

January 6, 2022

TOMI Environmental Solutions, Inc.

8430 Spires Way

Frederick, Maryland 21701

Re: Offering 1,262,500 Warrants of TOMI Environmental Solutions, Inc.

Ladies and Gentlemen:

We have acted as counsel to TOMI Environmental Solutions, Inc., a Florida corporation (the “Company”), in connection with the filing of the referenced Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-261895 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offer and sale by the selling stockholders listed therein, from time to time, of up to 1,262,500 shares of its common stock, $0.01 par value (the “Warrant Shares”) issuable upon the exercise of currently outstanding common stock purchase warrants (the “Warrants”) as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation (as amended, the “Articles”) and Amended Bylaws (as amended, the “Bylaws”) of the Company, certain resolutions of the Company’s Board of Directors relating to the Registration Statement and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•

The issuance, sale, number or amount, as the case may be, and terms of Warrant Shares to be offered from time to time have been duly authorized and established, in accordance with the Articles, the Bylaws and applicable Florida law (each, a “Corporate Action”), and do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is now or will then be subject;

•

The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Warrant Shares are offered as contemplated by the Registration Statement;

•

If necessary, a Prospectus Supplement will have been prepared and filed with the SEC describing the Warrant Shares offered thereby and will comply with all applicable laws at the time the Warrant Shares are offered as contemplated by the Registration Statement;

•	All Warrant Shares will be sold in compliance with applicable federal and state securities laws; and

•

A definitive purchase, sales, underwriting or similar agreement with respect to any Warrant Shares offered has been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, we are of the opinion that the Warrant Shares, if and when issued and paid for upon exercise of the Warrants as described in the Prospectus and in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Florida and the federal securities laws of United States.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP